Exhibit 14.4

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Companhia Vale do Rio Doce (“CVRD”)

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form F-4 (File Nos. 333-109610; 333-109610-01) of CVRD and Vale Overseas Limited (“Vale Overseas”); and (ii) the Registration Statement on Form F-3 (File Nos. 333-110867; 333-10867-01) of CVRD and Vale Overseas of our report dated January 21, 2004 on the financial statements of ALUNORTE – Alumina do Norte do Brasil S.A. which appears in the Annual Report on Form 20-F of CVRD and Vale Overseas for the year ended December 31, 2003.

June 4, 2004

/s/ Trevisan Auditores Independentes

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